                                                                 EXHIBIT 10.2(a)

NOTE: The Company is seeking confidential treatment with respect to certain information contained in this agreement. Therefore, such information (which is identified by an asterisk) has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


June 28, 1996


Gary W. Cripps
Chairman of the Board
RxCare of Tennessee, Inc.
226 Capitol Blvd., Suite 510
Nashville, TN 37219

Dear Gary:

BlueCross BlueShield of Tennessee (BCBST) wishes to extend the current agreement between itself and RxCare, which became effective April 1995 (Blue Cross and Blue Shield of Tennessee and RxCare of Tennessee Capitation Agreement), for an eighteen month period beginning July 1, 1996 and ending December 31, 1997, with certain modifications, which are noted below.

VOLUNTEER STATE HEALTH PLAN, INC.

In that BCBST will be transitioning through 1996 those TennCare enrollees currently served through the Tennessee Preferred Network into Blue Care, an HMO operated by Volunteer State Health Plan, a wholly-owned subsidiary of BCBST, the benefits of the current Agreement between BCBST and RxCare shall be available to VSHP for its TennCare enrollment.

PROTEASE INHIBITORS

All AIDS therapy drugs of the type known as protease inhibitors will be treated as billbacks and paid to RxCare on a monthly basis within 14 days of billing.

NEW CLASSES OF DRUGS

New classes of drugs, introduced during the period of the agreement extension, will be treated as billbacks and paid to RxCare on a monthly basis within 14 days of billing. The criterion by which new classes of drugs will be defined and will be finalized by mutual agreement of the parties within the first sixty days of the agreement extension period.

If any new class of drugs results in a significant drop in the utilization of an established class of drugs, the parties will negotiate in good faith a reduction in the cap rate that is equal to the claim cost reduction which results from that drop in utilization.


CAPITATION RATE

The capitation rate for the agreement extension period will be $[*], which is based on a continuation of the current level of $[*], less an adjustment of $[*] for drugs which will be administered by behavioral health organizations (BHO) in the agreement extension period (BHO drugs). This adjustment is based on reported claims costs in the period June 1995 through May 1996 for drugs included on the attached list, "BHO Drugs." Clozapine and risperidone, which have been treated as billbacks under the current agreement, have been excluded from the calculation of the $[*] adjustment for BHO drugs. During the agreement extension period, any changes to the list of drugs that will be administered by BHO's will result in further adjustments to the capitation rate, by mutual agreement of the parties.

Additional adjustments to the capitation rate will be made on a monthly basis for any drug products (other than the AIDS drugs known as protease inhibitors and BHO drugs) which are currently covered under the capitation rate of this agreement, but which are subsequently reclassified by mutual agreement of the parties as billback products. Any drugs which are covered under the current cap rate, but which are treated as billbacks in the future, will result in retroactive adjustments, on a monthly basis, of the capitated rate payments made to RxCare for the period in which those drug claim charges were incurred. Such adjustments will offset, on a dollar-for-dollar basis, the billback claim charges incurred by BCBST. For example, payments by BCBST to RxCare for AIDS drugs, other than protease inhibitors, which are currently covered under the capitation rate of this agreement, but which might be treated as billback products in the future, if all AIDS drugs were "carved out", would result in retroactive adjustments to capitation rate payments made to RxCare.

SHARES SAVINGS

The level at which BCBST will share in any savings resulting from claim costs falling below the capitation rate, as specified in Exhibit A, Number 4 of the current agreement, will be raised $[*] from its current level, adjusted for changes in the capitation rate. The level at which BCBST will share in savings is currently $[*], based on a capitation rate of $[*]. In the agreement extension period, the level at which BCBST will share in savings will be $[*] ($[*] + $[*] - $[*]), based on a capitation rate of $[*]. Any other adjustments to the capitation rate will cause the level at which shared savings become effective to be adjusted so that a difference of $[*] between that level and the cap rate is maintained.

PSC FUNDS TRANSFER

RxCare will endeavor in good faith to establish and adhere to policies and procedures related to the transfer of funds from RxCare to PCS for the payment of TennCare claims that are acceptable to RxCare, PCS, and BCBST.

Please indicate your acceptance of an extension to the current agreement, including the changes described in this letter, by signing on the line below. Terms of the current agreement not specifically discussed here will remain unchanged.


Acknowledged for RxCare on:    June 27th 1996
                               -----------------------------
                               Date

By: /s/ Gary W. Cripps         Barry M. Martins  Date 7/7/96
                               -----------------------------
                               Name

Title: Chairman, President     /s/ Barry M. Martins
        and CEO of RxCare      -----------------------------
                               BlueCross Blue Shield of Tennessee, Inc.

By:                            /s/ Vickey B. Gregg            Date 7/13/96
                               -----------------------------
                               Name


Title:              /s/ Vickey B. Gregg
                    ------------------------------------
                    Volunteer State Health Plan, Inc.

                                   BHO DRUGS

                                     F = Formulary
                                     PA = Prior Approval Required

      ANTIANXIETY DRUGS

      Alprazolam
      Buspirone Hydrochloride
F     Chlordiazepoxide Hydrochloride
F     Clonazepam
      Clorazepate Dipotassium
F     Diazepam
      Helazepam
F     Hydroxyzine Hydrochloride
      Hydroxyzine Pamoate
F     Lorazepam
      Meprobamate
F     Oxazepam
      Prazepam

      ANTIDEPRESSANTS

F     Amitriptyline
      Amitriptyline/Chlordiazepoxide
F     Amitriptyline HCL/Perphenazine
F     Amoxapine
      Buproplon Hydrochloride
F/PA  Clomipramine Hydrochloride
F     Desipramine Hydrochloride
F     Doxepin Hydrochloride
F/PA  Fluoxetine Hydrochloride
      Fluvoxamine Maleate
F     Imipramine Hydrochloride
      Maprotiline Hydrochloride
      Nefazodone Hydrochloride
F     Nortriptyline Hydrochloride
F/PA  Paroxeline Hydrochloride
F     Phenelzine Sulfate
      Protriptyline Hydrochloride
      Sertraline Hydrochloride
F     Tranylcypromine Sulfate
F     Trazodone Hydrochloride

      Trimipramine
      Venlafaxine Hydrochloride


      BARBITUATES

      Amobarbital
      Amobarbital/Secobarbital
F     Butabarbital Sodium
F     Mephobarbital
      Pentobarbital
F     Phenobarbital
      Secobarbital Sodium

      CNS STIMULANTS

      Amphetamine/D-amphetamine Sulfate
F     Dextro-Amphetamine Sulfate
F     Methylphenidate Hydrochloride
      Naltrexone Hydrochloride
F     Pemoline

      NONBARBITUATE SEDATIVES

      Acetylcarbromal
F     Chloral Hydrate
      Doxylamine Succinate
      Eatazolam
      Ethchlorvynol
      Flurazepam Hydrochloride
      Glutethimide
      Paraldehyde
      Pyrilamine Maleate
      Quazepam
      Tamazepam
      Triazolam
      Zolpidem

      PSYCHOSTIMULANTS

F     Carbamazepine
F     Divalproex Sodium
      Gabapentin
      Lamotrigine

F     Lithium Carbonate
F     Lithium Citrate
F     Valproate Sodium
F     Valproic Acid

      TRANQUILIZERS

F     Chlorpromazine Hydrochloride
F     Clozapine
F     Fluphenazine Decanoate
F     Fluphenazine Enanthate
F     Fluphenazine Hydrochloride
F     Haloperidol
F     Haloperidol Decanoate
F     Haloperidol Lactate
F     Loxapine Succinate
      Loxapine Hydrochloride
      Mesoridazine Besylate
      Molindone Hydrochloride
F     Perphenazine
F     Perphenazine/Amitriptyline
      Pimozide
F     Promazine Hydrochloride
F/PA  Risperidone
      Thioridazine Hydrochloride
F     Thiothixene
F     Trifluoperazine Hydrochloride